SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2005 (October 24, 2005)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 24, 2005, Verso Technologies, Inc., a Minnesota corporation (the “Company”), entered into an Amended and Restated Executive Employment Agreement with Steven A. Odom effective as of October 1, 2005 (the “Amended Odom Agreement”), which amends and restates the Executive Employment Agreement between the Company and Mr. Odom dated September 29, 2000 (the “Original Odom Agreement”). The Amended Odom Agreement amends the Original Odom Agreement to provide that (i) Mr. Odom shall no longer serve as the Company’s Chief Executive Officer for a stated term with automatic renewals thereof but shall serve as the Company’s Executive Chairman of the Company’s Board of Directors (the “Board”) until the termination of Mr. Odom’s employment with the Company pursuant to the terms of the Amended Odom Agreement; (ii) in addition to the termination provisions already provided in the Original Odom Agreement, Mr. Odom’s employment with the Company shall terminate immediately if Mr. Odom is not re-elected to serve as a member of the Board; (iii) Mr. Odom is entitled to receive his base salary and benefits for a period of two years after such termination; (iv) if Mr. Odom’s employment under the Amended Odom Agreement is terminated for any reason pursuant to the terms thereof, then Mr. Odom is entitled to receive, in addition to any other amounts provided in the Original Odom Agreement, a pro rata portion of the annual bonus (if any) which Mr. Odom otherwise would have received for the calendar year in which such termination occurs; (v) Mr. Odom’s base salary is no longer required to be increased annually by a percentage at least equal to the percentage increase in the consumer price index for the prior year; and (vi) termination for cause requires a determination of all of the non-employee members of the Board instead of two-thirds of the members of the Board. Other than the foregoing modifications to the Original Odom Agreement, the material terms of Mr. Odom’s employment with the Company remain unchanged.
     On October 24, 2005, the Company entered into an Amended and Restated Executive Employment Agreement with Juliet M. Reising effective as of October 1, 2005 (the “Amended Reising Agreement”), which amends and restates the Executive Employment Agreement between the Company and Ms. Reising dated September 29, 2000 (the “Original Reising Agreement”). The Amended Reising Agreement amends the Original Reising Agreement (i) to eliminate the stated term and automatic renewals thereof and to provide that Ms. Reising shall continue to serve as the Company’s Chief Financial Officer, Executive Vice President and Secretary until the termination of Mr. Reising’s employment with the Company pursuant to the terms of Amended Reising Agreement; and (ii) to provide that Ms. Reising’s base salary is no longer required to be increased annually by a percentage at least equal to the percentage increase in the consumer price index for the prior year. Other than the foregoing modifications to the Original Reising Agreement, the material terms of Mr. Reising’s employment with the Company remain unchanged.
     The foregoing descriptions of the Amended Odom Agreement and the Amended Reising Agreement are qualified in their entirety by reference to the full texts of such agreements which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 24, 2005, the Board approved and adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which amend the Company’s prior Bylaws to: (i) provide that the Board shall designate the Chairman thereof as either an Executive Chairman or a Non-Executive Chairman; (ii) designate and clarify the duties of the Executive Chairman and the Non-Executive Chairman; and (iii) reduce the notice period for special meetings of the Board from three days to two days.

     The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.

(a) — (b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

3.1	The Company’s Amended and Restated Bylaws, adopted October 24, 2005.

99.1	Amended and Restated Executive Employment Agreement executed on October 24, 2005, but effective as of October 1, 2005 between the Company and Steven A. Odom. (Represents an executive compensatory arrangement or plan.)

99.2	Amended and Restated Executive Employment Agreement executed on October 24, 2005, but effective as of October 1, 2005 between the Company and Juliet M. Reising. (Represents an executive compensatory arrangement or plan.)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: October 27, 2005

EXHIBIT INDEX
3.1	The Company’s Amended and Restated Bylaws, adopted October 24, 2005.

99.1	Amended and Restated Executive Employment Agreement executed on October 24, 2005, but effective as of October 1, 2005 between the Company and Steven A. Odom. (Represents an executive compensatory arrangement or plan.)

99.2	Amended and Restated Executive Employment Agreement executed on October 24, 2005, but effective as of October 1, 2005 between the Company and Juliet M. Reising. (Represents an executive compensatory arrangement or plan.)